Exhibit 107

Calculation of Fee Filing Tables

Form F-1

(Form Type)

Mercurity Fintech Holding Inc.

(Exact name of Registration as Specified in its Charter)

Table 1 - Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Ordinary Shares, par value US$0.004 per share	457	(c)	32,087,130		$1.83	$58,719,448		0.0001102	$6,470.88	(1)
New offering amount	Equity	Ordinary Shares, par value US$0.004 per share	457	(c)	46,338,911	(2)	$2.04	$94,531,378	(3)
Fees to be Paid			457	(c)				$35,811,930		0.00014760	$5,285.84
Carry Forward Securities
Carry Forward Securities	–	–	–		–		–	–			–		–	–	–	–
	Total Offering Amounts							$35,811,930			$5,285.84
	Total Fees Previously Paid										–
	Total Fee Offsets										–
	Net Fee Due										$5,285.84

(1)	This refers to the filing fees previously paid and applicable filing fee rate in force on the date of the filing of the registration statement on May 30, 2023.
(2)	The selling shareholders identified in this prospectus may offer from time to time up to 46,338,911 ordinary shares for resale. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of ordinary shares, as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee, based on $2.04, the average of the high and low prices of the ordinary shares of Mercurity Fintech Holding Inc. as reported on January 17, 2024 (within five business days prior to the date of filing this registration statement).